Exhibit 1.1

10,000,000 Shares

BLOUNT INTERNATIONAL, INC.

Common Stock

UNDERWRITING AGREEMENT

December 14, 2004

LEHMAN BROTHERS INC.

J.P. MORGAN SECURITIES INC.

As Representatives of the several
underwriters named in Schedule 1 hereto

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10172

Ladies and Gentlemen:

Lehman Brothers Merchant Banking Partners II L.P. and certain of its affiliates and Teachers Insurance and Annuity Association of America (the “Selling Shareholders”) propose, severally and not jointly, to sell 10,000,000 shares (the “Firm Stock”) of the common stock (the “Common Stock”), par value $0.01 per share, of Blount International, Inc., a Delaware corporation (the “Company”), in such proportion as set forth in Schedule 3 hereto.  In addition, the Selling Shareholders propose, severally and not jointly, to grant to the Underwriters named in Schedule 1 hereto (the “Underwriters”) an option to purchase up to an additional 1,500,000 shares of the Common Stock in such proportion as set forth in Schedule 3 hereto on the terms and for the purposes set forth in Section 3 (the “Option Stock”).  The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.”  This is to confirm the agreement concerning the purchase of the Stock from the Selling Shareholders by the Underwriters.

SECTION 1.                                Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)                                  A registration statement on Form S-3 (Registration No. 333-120661) with respect to the Stock has become effective under the Securities Act of 1933, as amended

(the “Securities Act”).  Copies of such registration statement and each of the amendments thereto have been delivered by the Company to Lehman Brothers Inc. (“Lehman”) and J.P. Morgan Securities Inc., as representatives (the “Representatives”) of the Underwriters.  As used in this underwriting agreement (this “Agreement”), “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the United States Securities and Exchange Commission (the “Commission”); “Effective Date” means the date of the Effective Time; “Preliminary Prospectus Supplement” means each preliminary prospectus supplement amending or supplementing the Base Prospectus, after the Registration Statement became effective under the Securities Act but containing a “Subject to Completion” legend comparable to that contained in paragraph 10 of Item 501 under Regulation S-K of the rules and regulations (the “Rules and Regulations”) of the Commission; “Preliminary Prospectus” means the Base Prospectus and each Preliminary Prospectus Supplement; “Prospectus Supplement” means the final prospectus supplement amending or supplementing the Base Prospectus in the form filed after the Effective Time pursuant to Rule 424 of the Rules and Regulations and first used to confirm sales of Stock; “Prospectus” means the Prospectus Supplement and the accompanying base prospectus included in the Registration Statement (the “Base Prospectus”), in the form first used to confirm sales of Stock; and “Registration Statement” means the effective registration statement on Form S-3 (Registration No. 333-120661), as amended at the Effective Time, including all financial schedules and exhibits and documents incorporated by reference therein at such time, and all information contained in the Prospectus deemed to be a part of such registration statement, as supplemented or amended prior to the execution and delivery of this Agreement.  Reference made herein to any Preliminary Prospectus Supplement, Preliminary Prospectus, Base Prospectus or to the Prospectus shall be deemed to refer to and include any documents and information incorporated by reference therein as of the date of such Preliminary Prospectus Supplement, Preliminary Prospectus, Base Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus Supplement, Preliminary Prospectus, Base Prospectus or the Prospectus shall be deemed to refer to and include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus Supplement, Preliminary Prospectus, Base Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus Supplement, Preliminary Prospectus, Base Prospectus or the Prospectus, as the case may be.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, or suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have, to the knowledge of the Company, been instituted or threatened by the Commission.

(b)                                 The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(c)                                  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and the Registration Statement does not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendment or supplement thereto will not, as of the Delivery Date (as defined in Section 5 below), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through Lehman by or on behalf of any Underwriter specifically for inclusion therein; and the market-related and customer-related data and estimates included in the Prospectus are based on or derived from sources which the Company believes to be reliable or accurate.

(d)                                 The documents and information incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the Rules and Regulations.

(e)                                  Each of the Company and each of its subsidiaries listed on Schedule 2 (together with the Company, the “Blount Companies”) has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification, except for such qualification and good standing the failure of which, individually or in the aggregate, would not result in a material adverse effect on the condition (financial or other), business, properties, stockholders’ equity or results of operations of the Company and its subsidiaries (as defined in Section 17) taken as a whole (a “Material Adverse Effect”), and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged.

(f)                                    The Company has an authorized capitalization as set forth in the Prospectus.  All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, were issued in compliance with federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; all of the issued shares of capital stock or membership interests, as the case may be, of each of the subsidiaries of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and (except for directors’ qualifying shares and as set forth in the Prospectus) the shares of capital stock of each of the Company’s subsidiaries that is a corporation, and the membership interests of each of the Company’s subsidiaries that is a limited liability company, are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances, equities or claims under Blount, Inc.’s and certain of its subsidiaries’ amended and restated credit agreement dated August 9, 2004, as amended to the date hereof (the “Amended and Restated Credit Agreement”)).

(g)                                 The shares of the Stock to be sold by the Selling Shareholders to the Underwriters hereunder have been duly authorized and validly issued, are fully paid and non-assessable; and the Stock conforms to the description thereof contained in the Prospectus.

(h)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(i)                                     The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, including the sale of the Stock to be sold by the Selling Shareholders, will not conflict with or constitute a breach of, or a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its material subsidiaries is subject, that is material to the financial condition, business or properties of the Company and its subsidiaries, taken as a whole (collectively, the “Material Agreements”), nor will such actions result in any violation of the provisions of the charter or by-laws, or other organizational documents of the Company or any of its subsidiaries, or any material law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, provided that the provisions for indemnification and contribution hereunder or thereunder may be limited by equitable principles and public policy considerations; and except for such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under applicable Blue Sky laws of various jurisdictions, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(j)                                     Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities within the coverage of the Registration Statement or any other registration statement filed by the Company under the Securities Act.

(k)                                  Except as described in the Prospectus and except for the 13,800,000 shares of Common Stock sold by the Company on August 9, 2004, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(l)                                     Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or other equity interests, membership interests or long-term debt of any of the Blount Companies, and there has not occurred any development or event involving a Material Adverse Effect, in each case, otherwise than as set forth or contemplated in the Prospectus.

(m)                               The historical financial statements, together with related notes, included or incorporated by reference in the Registration Statement and the Prospectus, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act.  The historical consolidated financial statements of the Company and its subsidiaries fairly present the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of operations and cash flows of the Company and its subsidiaries, for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods.  The other financial information and data included in, or incorporated by reference in, the Prospectus, have been derived from the financial records of the Company and, in all material respects, have been prepared on a basis consistent with such records, except as disclosed therein.

(n)                                 Each of the Company and Blount, Inc. maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)                                 PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Registration Statement and the Prospectus and who have delivered the letters referred to in Sections 9(h) and 9(i) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(p)                                 The Company, directly or through one of its subsidiaries, has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it and its subsidiaries, in each case free and clear of all liens, claims, security interests or other encumbrances and defects except such as are described in the Prospectus, those granted pursuant to the Amended and Restated Credit Agreement, or such as do not materially affect the value of such property to the Company, directly or through one of its subsidiaries, or would not reasonably be expected to have a Material Adverse Effect; and all material real property and buildings held under lease by the Company, directly or through one of its subsidiaries, is held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, directly or through one of its subsidiaries.

(q)                                 Each of the Company and its subsidiaries maintains or is covered by insurance in such amounts and for such risks as is adequate for the conduct of the Company’s business and the value of its properties and as is customary for companies of like size engaged in similar businesses.

(r)                                    Each of the Company and its subsidiaries has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Prospectus, except as disclosed in or specifically contemplated by the Prospectus, and to the extent that the failure to have such Permits would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed in all material respects, all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except as disclosed in, or specifically contemplated by, the Prospectus and except to the extent that any such revocation or termination would not have a Material Adverse Effect; and, except as disclosed in, or specifically contemplated by, the Prospectus, none of the Permits contains any restriction that is materially burdensome (other than such burdens as are common or customary to such Permits) to the Company or any of its subsidiaries.

(s)                                  The Company, directly or through one of its subsidiaries, owns or possesses adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets and other rights, and all registrations or applications relating thereto, described in the Prospectus as being owned by it and necessary for the conduct of its business, except as such would not have a Material Adverse Effect in the aggregate, and the Company is not aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing which, if determined adversely to the Company or its subsidiaries would have a Material Adverse Effect in the aggregate.

(t)                                    Except as described in the Prospectus, there is no legal or governmental proceeding pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which has a reasonable likelihood of causing a Material Adverse Effect.

(u)                                 There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement, as the case may be.

(v)                                 Except as described in the Prospectus, no material relationship, direct or indirect, exists between or among any of the Blount Companies, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Blount Companies, on the other hand.

(w)          None of the Blount Companies is involved in any strike, job action or labor dispute with any group of employees that would have a Material Adverse Effect, and, to each of the Blount Companies’ knowledge, no such action or dispute is threatened.

(x)                                   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”).  Each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)                                 Each of the Company and its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown thereon to be due, if due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor do any of the Blount Companies have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a Material Adverse Effect.

(z)                                   Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, and except as may otherwise be disclosed in the Prospectus, there has been no (i) issuance of securities by the Company (other than pursuant to an issuance by the Company of options to purchase capital stock of the Company and pursuant to the Company’s dividend reinvestment plan) or (ii) dividend or distribution of any kind declared, paid, or made by the Company on any class of its capital stock.

(aa)         Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or other organizational document, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Material Agreement or (iii) is in violation in any material respect of any law, ordinance or governmental rule or regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for such violations, defaults or failures as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)         Except as set forth in the Prospectus, (i) each of the Company and its subsidiaries is, and for the past three years has been, in compliance with all applicable law, ordinance, rule, regulation and order and all common law relating to pollution or the protection of the environment or natural resources (“Environmental Laws”), except for any violation which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect and (ii) to the knowledge of the Company and its subsidiaries, there has been no storage, generation, transportation, handling, disposal, arrangement for disposal, release, threatened release or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any Environmental Law, or which would require remedial action or would give rise to a liability or obligation under any Environmental Law except for any violation, remedial action, liability or obligation which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; except as set forth in, or specifically contemplated by, the Prospectus, to the knowledge of the Company and each of its subsidiaries, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto or from such property now or, during the period of ownership or operation by the Company or any of its subsidiaries, previously owned or leased by the Company or any of its subsidiaries of any toxic wastes, solid wastes, hazardous wastes or hazardous substances that could reasonably be expected to result in a claim against the Company or its subsidiaries under any Environmental Law, except for any such claim which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms “hazardous wastes,” “medical wastes,” “toxic wastes,” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(cc)                            Neither the Company nor any of its subsidiaries is, and, at each Date of Delivery, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder.

(dd)                          Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Stock contemplated by this Agreement.

(ee)                            None of the Blount Companies has any knowledge of any threatened or pending downgrading of the Company’s credit ratings by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(ff)                                To the extent applicable to the Company, the Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

(gg)                          All of the information provided by the Company to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to the NASD pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct in all material respects.  The Stock is of a class of equity securities in which there is a “bona fide independent market” within the meaning of Section (b)(3) of NASD Conduct Rule 2720, and as of the filing date of the registration statement on November 22, 2004 (the “filing date”) and as of the Effective Date (together with the filing date, the “applicable dates”), (A) the Common Stock was registered pursuant to Section 12(b) of the Exchange Act, (B) the Common Stock had a market price of five dollars or more per share as of the close of trading on the trade date immediately preceding the applicable dates and traded at a price of five dollars or more per share in at least 20 of the 30 trading days immediately preceding each of the applicable dates, (C) for at least 90 calendar days immediately preceding each of the applicable dates, the Common Stock had been listed on and was in compliance with the requirements for continued listing on the New York Stock Exchange, and (D) for the 90 day calendar period immediately preceding each of the applicable dates, there were at least five million publicly held shares of the Common Stock outstanding.

(hh)                          Neither the Company or any of its subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Stock.

SECTION 2.           Representations, Warranties and Agreements of the Selling Shareholders.  Each Selling Shareholder, severally, and not jointly, represents, warrants and agrees that:

(a)                                  The Selling Shareholder has, and immediately prior to each Delivery Date the Selling Shareholder will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the shares of Stock to be sold by the Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims.  Upon payment for the shares of Stock to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Stock, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Stock in the name of Cede or such other nominee and the indication by book entry on the books of DTC that such Stock has been credited to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of the UCC) to such Stock), (A) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Stock and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Stock maybe asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(b)                                 The Selling Shareholder has full right, power and authority to enter into this Agreement and to sell the shares of Stock be sold by the Selling Shareholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Shareholder; the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, except for such breaches, violations or defaults which, individually or in the aggregate, would not result in a material adverse affect on the condition (financial or other), business, properties, stockholders’ equity or results of operations of the Selling Shareholder and such Selling Shareholder’s ability to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement (a “Selling Shareholder Material Adverse Effect”), nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder, except for such violations which, individually or in the aggregate, would not result in a Selling Shareholder Material Adverse Effect, nor will such actions result in any violation of the provisions of the constituent documents of the Selling Shareholder; and, except for such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby.

(c)                                  The Registration Statement and the Prospectus, and any further amendments or supplements to the Registration Statement or the Prospectus, when they became or will become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable Effective Time (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus, the Prospectus Supplement and any amendment or supplement thereto), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (as to the Prospectus, and any amendment or supplement thereto, in light of the circumstances in which they were made) not misleading; provided that this representation and warranty is made only as to information contained in or omitted from the Registration Statement and the Prospectus (and any such amendments or supplements referred to above) under the caption “Selling Shareholders” relating to such Selling Shareholder and furnished to the Company in writing by such Selling Shareholder specifically for inclusion therein (the “Selling Shareholder Information”).

(d)                                 The Selling Shareholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement and the Prospectus.

(e)                                  The Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

SECTION 3.           Purchase of the Stock by the Underwriters.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, each of the Selling Shareholders agrees, severally and not jointly, to sell the number of shares of the Firm Stock set forth opposite the name of such Selling Shareholder in Schedule 3 hereto to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as Lehman may determine.

In addition, the Selling Shareholders, severally and not jointly, grant to the Underwriters an option to purchase up to the number of shares of Option Stock set forth opposite the name of such Selling Shareholder in Schedule 3 hereto.  Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof.  Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto.  The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by Lehman so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

The price to the Underwriters of both the Firm Stock and any Option Stock shall be $15.716 per share.

No Selling Shareholder shall be obligated to deliver any of the Stock to be delivered by such Selling Shareholder on any Delivery Date (as hereinafter defined), except upon payment for all the Stock of such Selling Shareholder to be purchased on such Delivery Date as provided herein.

SECTION 4.                                Offering of Stock by the Underwriters.  Upon authorization by Lehman of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

SECTION 5.                                Delivery of and Payment for the Stock.  Delivery of and payment for the Firm Stock shall be made at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Lehman and the Company.  This date and time are sometimes referred to as the “First Delivery Date.”  The Firm Stock to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Lehman may request upon at least forty-eight hours prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Selling Shareholders to Lehman through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against the payment by or on behalf of such Underwriter of the purchase price therefore by wire transfer of Federal (same-day) funds to the account specified by the Selling Shareholders to Lehman at least forty-eight hours in advance.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  If necessary, for the purpose of expediting the checking and packaging of the certificates, if any, for the Firm Stock, the Selling Shareholders will cause the certificates, if any, representing the Firm Stock to be made available for inspection at least twenty-four hours prior to the time of delivery with respect thereto at the office of DTC or its designated custodian.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company and the Selling Shareholders by the Representatives.  Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by Lehman, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the shares of Option Stock are delivered are sometimes referred to as a “Subsequent Delivery Date” and the First Delivery Date and any Subsequent Delivery Date are sometimes each referred to as a “Delivery Date”.

In the event that any or all of the Option Stock is purchased by the Underwriters, delivery of and payment for such Option Stock shall be made at the place and in the manner specified in the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between Lehman and the Company) at 10:00 A.M., New York City time, on such Subsequent Delivery Date.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  Upon delivery, the Option Stock shall be registered in such names and in such denominations as Lehman shall request in the aforesaid written notice.  If necessary, for the purpose of expediting the checking and packaging of the certificates, if any, for the Option Stock, the Selling Shareholders will cause the certificates, if any, representing the Option Stock to be made available for inspection at least twenty-four hours prior to the time of delivery with respect thereto at the office of DTC or its designated custodian.

SECTION 6.           Further Agreements of the Company.  The Company covenants and agrees:

(a)                                  To prepare the Prospectus (including a Prospectus Supplement) in a form approved by Lehman and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise Lehman, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus has been filed and to furnish Lehman with copies thereof; to advise Lehman, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement, the Prospectus Supplement or Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement, Prospectus Supplement or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)                                 To furnish promptly to Lehman and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)                                  To deliver promptly to Lehman, without charge, such number of the following documents as Lehman shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus Supplement, Prospectus Supplement and Prospectus, and any amendments or supplements to any of them; and, if the delivery of a Prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify Lehman and, upon Lehman’s request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as Lehman may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d)                                 To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or based upon the advice of counsel for the Representatives be required by the Securities Act or requested by the Commission;

(e)                                  Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to Lehman and counsel for the Underwriters and obtain the consent of Lehman to the filing, which consent shall not be unreasonably withheld;

(f)                                    To make generally available to the Company’s security holders and to deliver to Lehman, as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(g)                                 For a period of two years following the Effective Date, to furnish to Lehman copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(h)                                 Promptly from time to time to take such action as Lehman may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as Lehman may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not already subject;

(i)                                     For a period of 90 days from the date of the Prospectus Supplement (the “Lock-up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future of), or file with the Commission a registration statement under the Securities Act (other than the filing of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of a plan in effect on the First Delivery Date) relating to, any shares of Common Stock (including, without limitation, shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable or exercisable for Common Stock (other than the Stock and shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the First Delivery Date or pursuant to options, warrants or rights outstanding on the First Delivery Date), (2) enter into any swap, hedge or other derivatives transaction or arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any such transaction or arrangement of the type described in (1) or (2) above, in each case without the prior written consent of the Representatives on behalf of the Underwriters.  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of the Lock-Up Period, then the Lock-Up Period shall continue to apply until the expiration of the 17-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall use reasonable efforts to cause Lehman Brothers Merchant Banking Group (on its own behalf and as general partner or authorized signatory of each of the Selling Shareholders and any other funds controlled by it) and each executive officer and director, other than Harold Layman, of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A1 hereto, shall use reasonable efforts to cause Harold Layman, a director of the Company, to furnish to the Representatives, prior to the First Delivery Date, a letter substantially in the form of Exhibit A2 hereto and shall use reasonable efforts to cause Teachers Insurance and Annuity Association of America to furnish to the Representatives, prior to the First Delivery Date, a letter substantially in the form of Exhibit A3 hereto;

(j)                                     For a period of two years from the date of this Agreement, to take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” as defined in the Investment Company Act;

(k)                                  Not to amend or supplement the Prospectus prior to any Delivery Date unless Lehman previously has been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than three days after being furnished a copy of such amendment or supplement, unless the Company shall reasonably conclude, upon the advice of its counsel, that any such amendment or supplement must be made prior to obtaining such consent.  The Company shall promptly prepare, upon any reasonable request by Lehman, any amendment or supplement to the Prospectus that may be necessary based upon the advice of counsel to the Representatives; and

(l)                                     To use all commercially reasonable efforts to do and perform all things required to be done and performed under this Agreement prior to each Delivery Date and to satisfy all its conditions precedent to delivery of the Stock.

SECTION 7.           Further Agreement of the Selling Shareholders.  Each of the Selling Shareholders agrees:

(a)                                  To furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto;

(b)                                 To use all commercially reasonable efforts to do and perform all things required to be done and performed under this Agreement prior to each Delivery Date and to satisfy all its conditions precedent to delivery of the Stock; and

(c)                                  To deliver to the Representatives prior to the First Delivery Date a properly completed and executed Internal Revenue Service Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).

SECTION 8.           Expenses.

(a)                                  The Company and Lehman Brothers Merchant Banking Partners II L.P. agree to pay (i) the costs incident to the sale and delivery of the Stock and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, including any Prospectus and any amendments or supplements thereto and exhibits thereto and any Preliminary Prospectus and any amendments or supplements thereto and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus (including any Prospectus Supplement) and any amendment or supplement to the Prospectus and any document incorporated by reference therein, all as provided in this Agreement; (iv) the costs of producing and distributing this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (v) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock (including related reasonable fees and expenses of counsel to the Underwriters); (vi) any applicable listing or other fees; (vii) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (viii) the fees, disbursements and expenses of the Company and its counsel and accountants; (ix) the reasonable costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (x) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement whether or not specified in this section; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

(b)                                 The Selling Shareholders shall pay all costs and expenses incident to the performance of the Selling Shareholders’ obligations under this Agreement, including any transfer taxes payable in connection with the sale of the shares of Stock which the Selling Shareholders may sell to the Underwriters.

SECTION 9.           Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their obligations hereunder, and to each of the following additional terms and conditions:

(a)                                  The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus (including any Prospectus Supplement) or otherwise shall have been complied with.

(b)                                 All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)                                  Cravath, Swaine & Moore LLP shall have furnished to the Representatives its written opinion and negative assurance statement, as special counsel to the Company and its Delaware subsidiaries, addressed to the Underwriters and dated such Delivery Date, in the form attached hereto as Exhibit B.

(d)                                 Richard H. Irving, III, General Counsel of the Company, shall have furnished to the Representatives his written opinion, addressed to the Underwriters and dated such Delivery Date, in the form attached hereto as Exhibit C.

(e)                                  Cravath, Swaine & Moore LLP shall each have furnished to the Representatives its written opinion, as special counsel to the Selling Shareholders, addressed to the Underwriters and dated such Delivery Date, in the form attached hereto as Exhibit D.

(f)                                    Elliot Stultz, Senior Counsel of Teachers Insurance and Annuity Association of America, shall have furnished to the Representatives his written opinion, addressed to the Underwriters and dated such Delivery Date, in the form attached hereto as Exhibit E.

(g)                                 The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the sale of the Stock, the Registration Statement, the Prospectus and other related matters as Lehman may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

h)                                     At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter (the “initial letter”), in form and substance satisfactory to Lehman, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)                                     On such Delivery Date, the Representatives shall have received from PricewaterhouseCoopers LLP a bring-down letter addressed to the Underwriters and dated such Delivery Date confirming in all material respects the conclusions and findings set forth in the initial letter.

(j)                                     The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its chief executive officer or a senior vice president and its chief financial officer, each of which shall be considered a representation and warranty of the Company for purposes of this Agreement, stating that:

(i)                                     The representations and warranties of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a), 9(l) and 9(o) have been fulfilled; and

(ii)                                  They have carefully examined the Registration Statement, the Prospectus (including the Prospectus Supplement) and, in their opinion (A) as of the Effective Date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein, in the case of the Registration Statement, or necessary (in the case of the Prospectus, in light of the circumstances under which they were made) to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

(k)                                  Each of the Selling Shareholders (or one or more attorneys-in-fact of such Selling Shareholders) shall each have furnished to the Representatives on the Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Shareholder stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct as of such Delivery Date and that the Selling Shareholder has complied with all agreements contained herein to be performed by the Selling Shareholder at or prior to such Delivery Date.

(l)                                     Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in, or incorporated by reference in, the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement thereto after the date of this Agreement) or (B) since such date, there shall not have been any change in the capital stock or other equity interests, membership interests or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus (exclusive of any amendment or supplement thereto after the date of this Agreement), the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)                               The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

(n)                                 Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, or trading in any securities of the Company on any exchange or on the Nasdaq Stock Market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or any state authority, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other calamity or crisis or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof,  (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering, sale or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o)                                 Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(p)                                 The NASD shall have confirmed that it will not raise any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(q)                                 The Company shall have obtained and delivered to the Representatives executed copies of an agreement in the form set forth in Exhibit A1 hereto from Lehman Brothers Merchant Banking Group. (on its own behalf and as general partner or authorized signatory of each of the Selling Shareholders and any other funds controlled by it) and each executive officer and director of the Company other than Harold Layman, the Company shall have obtained and delivered to the Representatives an executed copy of an agreement in the form set forth in Exhibit A2 hereto from Harold Layman, a director of the Company, and the Company shall have obtained and delivered to the Representatives an executed copy of an agreement in the form set forth in Exhibit A3 hereto from Teachers Insurance and Annuity Association of America.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 10.                          Indemnification and Contribution.

(a)                                  The Company shall indemnify and hold harmless each Underwriter, its officers, employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, any such officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the “Marketing Materials”) or (C) in any blue sky application or other document prepared or executed by any of the Blount Companies (or based upon any written information furnished by any of the Blount Companies) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse such Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (1) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f) of this Agreement and (2) with respect to any untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 10(a) shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Stock concerned if, to the extent that such sale was an initial sale by the Underwriter and any such loss, claim, damage or liability of the Underwriter is a result of the fact that both (x) a copy of the Prospectus was not sent or given to such person at or prior to written confirmation of the sale of such Stock to such person and (y) the untrue statement or omission in the Preliminary Prospectus was corrected in the final Prospectus unless such failure to deliver the Prospectus was a result of noncompliance by the Company with Section 6(c) hereof.  The foregoing indemnity agreement is in addition to any liability the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(b)                                 Each Selling Shareholder, severally and not jointly, shall indemnify and hold harmless each Underwriter, its officers, employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, or any action in respect thereof (including, but not limited to, any loss, claim, damage or liability or action relating to purchases and sales of Stock), to which any such Underwriter, its officers, employees and each person, if any, who controls any such Underwriter within the meaning of the Securities Act may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any

amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or the omission or alleged omission: relates to the Selling Shareholder Information . The foregoing indemnity agreement is in addition to any liability which the Selling Shareholders may otherwise have to any Underwriter, its officers, employees and each person, if any, who controls that Underwriter with the meaning of the Securities Act.  Notwithstanding any other provision of this Agreement, the liability of each Selling Shareholder under this Section 10(b) to all such indemnified parties shall not exceed the net amount received by each such Selling Shareholder (after deducting any underwriting discount) from the sale of the Stock pursuant to this Agreement.

(c)                                  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who have signed the Registration Statement, each of its directors, the Selling Shareholders and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Shareholders or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, or controlling person.

(d)                                 Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section

10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the indemnified party unless:  (i) the employment of such counsel has been specifically authorized by the indemnifying party in writing, or (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and, in the reasonable judgment of such counsel, it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying part in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) at any time for all such indemnified parties, which firm shall be designated in writing (i) by Lehman, if the indemnified parties under this Section 10 consist of the Underwriters or any of their respective officers, employees or controlling persons, (ii) by the Company, if the indemnified parties under this Section 10 consist of the Company or any of its officers who have signed the Registration Statement, directors or controlling persons, or (iii) by a Selling Shareholder, if the indemnified parties under this Section 10 consist of that Selling Shareholder or any of its controlling persons.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)                                  If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10 (b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses other than the total discounts and commissions received by the Underwriters) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock sold under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.   The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f)                                    The Underwriters severally confirm and the Company acknowledges that the statements under the first paragraph under the heading “Underwriting—Commissions and Expenses”, the first paragraph under the heading “Underwriting—Stabilization, Short Positions and Penalty Bids”, the fourth paragraph under the heading “Underwriting—Lock-up Agreements”, the first paragraph under the heading “Underwriting—Electronic Distribution” and the paragraph under the heading “Underwriting—Discretionary Sales” in the Prospectus Supplement are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus (including the Prospectus Supplement).

SECTION 11.                          Defaulting Underwriters.

If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to Lehman who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to Lehman do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to a Subsequent Delivery Date, the obligation of the Underwriters to purchase, and of the Selling Shareholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except that the Company and the Selling

Shareholders will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the Selling Shareholders for damages caused by its default.  If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either Lehman or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

SECTION 12.                          Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l) or 9(n) or 9(o), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

SECTION 13.                          Reimbursement of Underwriters’ Expenses.  If the Selling Shareholders shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company and such Selling Shareholders is not fulfilled, the Company or such Selling Shareholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and such Selling Shareholders shall pay the full amount thereof to Lehman.  If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company and the Selling Shareholders shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 14.                          Notices, Etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                  if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, N.Y. 10019, Attention:  Syndicate Registration Department, Fax (212) 526-0943, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, NY 10022 and to J.P. Morgan Securities Inc., 277 Park Avenue, New York, NY 10172, Attention: Syndicate Desk, Fax (212) 622-8358;

(b)                                 if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:  General Counsel (Fax:  (503) 653-4593); and

(c)                                  if to any Selling Shareholders, shall be delivered or sent by mail, telex or facsimile transmission to the address of such Selling Shareholder set forth on Schedule 3 hereto;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Lehman, which address will be supplied to any other party hereto by Lehman upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman.

SECTION 15.                          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the officers, employees and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act, and the Selling Shareholders and each person, if any, who controls the Selling Shareholders within the meaning of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 16.                          Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 17.                          Definition of the Terms “business day” and “subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 18.                          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

SECTION 19.                          Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 20.                          Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BLOUNT INTERNATIONAL, INC.

By
Name:
Title:

LEHMAN BROTHERS MERCHANT BANKING PARTNERS II L.P.

By
Name:
Title:

On its own behalf and as general partner or authorized signatory of:

LB Blount Investment SPV LLC
Lehman Brothers Capital Partners III
Lehman Brothers Capital Partners IV
Lehman Brothers Merchant Banking
Partners II
Lehman Brothers Offshore Investment
Partners II
LB I Group Inc.
Lehman Brothers MBG Partners 1999A
Lehman Brothers MBG Partners 1999B
Lehman Brothers MBG Partners 1999C

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By
Name:
Title:

Accepted:

LEHMAN BROTHERS INC.

J.P. MORGAN SECURITIES INC.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By LEHMAN BROTHERS INC.

By

Authorized Representative

By J.P. MORGAN SECURITIES INC.

By

Authorized Representative

SCHEDULE 1

List of Underwriters

10,000,000 Shares

BLOUNT INTERNATIONAL, INC.

Common Stock

Underwriters	Number of Shares
Lehman Brothers Inc.	4,000,000
J.P. Morgan Securities Inc.	4,000,000
UBS Securities LLC	1,000,000
Robert W. Baird & Co. Incorporated	1,000,000
Total	10,000,000

SCHEDULE 2

List of subsidiaries that, together with Blount International, Inc., are referred to as the

“Blount Companies”

Blount, Inc.

BI, L.L.C.

Omark Properties, Inc.

4520 Corp., Inc.

Gear Products, Inc.

Dixon Industries, Inc.

Windsor Forestry Tools LLC

Frederick Manufacturing Corporation

Fabtek Corporation

SCHEDULE 3

Name and address of Selling Shareholder	Number of Shares of Firm Stock	Number of Shares of Option Stock
LB Blount Investment SPV LLC(1)	9,761,297	1,464,195
Lehman Brothers Capital Partners III	N/A	N/A
Lehman Brothers Capital Partners IV	N/A	N/A
Lehman Brothers Merchant Banking Partners II	N/A	N/A
Lehman Brothers Offshore Investment Partners II	N/A	N/A
LB I Group Inc.	N/A	N/A
Lehman Brothers MBG Partners 1999A	N/A	N/A
Lehman Brothers MBG Partners 1999B	N/A	N/A
Lehman Brothers MBG Partners 1999C	N/A	N/A
c/o Lehman Brothers Merchant Banking Partners II 399 Park Avenue, 9th Floor, New York, NY 10022	N/A	N/A
Teachers Insurance and Annuity Association of America 730 Third Avenue, New York, NY 10017 Attention: Armando Acosta	238,703	35,805
Total	10,000,000	1,500,000

(1)           Lehman Brothers Capital Partners III, Lehman Brothers Capital Partners IV, Lehman Brothers Merchant Banking Partners II, Lehman Brothers Offshore Investment Partners II, LB I Group Inc., Lehman Brothers MBG Partners 1999A, Lehman Brothers MBG Partners 1999B and Lehman Brothers MBG Partners 1999C are the pro rata beneficiaries of the Stock held by LB Blount Investment SPV LLC.

EXHIBIT A1

FORM OF LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.

J.P. Morgan Securities Inc.

As Representatives of the several

  Underwriters named in Schedule 1
  to the Underwriting Agreement,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of shares (the “Stock”) of Common Stock, par value  $0.01 per share (the “Common Stock”), of Blount International, Inc., a Delaware corporation (the “Company”) to be sold by Lehman Brothers Merchant Banking Partners II L.P. and certain of its affiliates and Teachers Insurance and Annuity Association of America (collectively, the “Selling Shareholders”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and J.P. Morgan Securities Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future of), or file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of such Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable or exercisable for shares of Common Stock (other than the Stock offered pursuant to the Offering, and dispositions to any trust for the benefit of the transferor and/or the immediate family of the transferor, provided, that any transferee agrees in writing to be bound by the transfer restrictions described in this Lock-Up Letter Agreement), or (2) enter into any swap, hedge or other derivatives transaction or arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering

(the “Lock-Up Period”).  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of the Lock-Up Period, then the Lock-Up Period shall continue to apply until the expiration of the 17-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

The undersigned understands that the Company, the Selling Shareholders and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

EXHIBIT A2

FORM OF LOCK-UP AGREEMENT FOR HAROLD LAYMAN

Lehman Brothers Inc.

J.P. Morgan Securities Inc.

As Representatives of the several

  Underwriters named in Schedule 1
  to the Underwriting Agreement,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of shares (the “Stock”) of Common Stock, par value  $0.01 per share (the “Common Stock”), of Blount International, Inc., a Delaware corporation (the “Company”) to be sold by Lehman Brothers Merchant Banking Partners II L.P. and certain of its affiliates and Teachers Insurance and Annuity Association of America (collectively, the “Selling Shareholders”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and J.P. Morgan Securities Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and shares of such Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable or exercisable for shares of Common Stock (other than the Stock offered pursuant to the Offering, dispositions to any trust for the benefit of the transferor and/or the immediate family of the transferor, provided, that any transferee agrees in writing to be bound by the transfer restrictions described in this Lock-Up Letter Agreement); provided, that nothing herein shall prohibit the filing with the Commission of a registration statement under the Securities Act of 1933, as amended relating to any shares of Common Stock of the undersigned (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of such Common Stock that may be issued upon exercise of any option or warrant of the undersigned), or (2) enter into any swap, hedge or other derivatives transaction or arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering (the “Lock-Up Period”).  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of the Lock-Up Period, then the Lock-Up Period shall continue to apply until the expiration of the 17-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

The undersigned understands that the Company, the Selling Shareholders and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

EXHIBIT A3

FORM OF LOCK-UP AGREEMENT FOR TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

Lehman Brothers Inc.

J.P. Morgan Securities Inc.

As Representatives of the several

  Underwriters named in Schedule 1
  to the Underwriting Agreement,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of shares (the “Stock”) of Common Stock, par value  $0.01 per share (the “Common Stock”), of Blount International, Inc., a Delaware corporation (the “Company”) to be sold by Lehman Brothers Merchant Banking Partners II L.P. and certain of its affiliates and Teachers Insurance and Annuity Association of America (collectively, the “Selling Shareholders”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).  The undersigned purchased the Stock owned by the undersigned pursuant to an offering exempt from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and J.P. Morgan Securities Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future of), or file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act relating to, any shares of Common Stock the undersigned continues to hold following the Underwriters’ purchase of the Stock in connection with the Offering (any such remaining shares being referred to hereinafter as the “Private Stock”) (including, without limitation, shares of Private Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of such Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable or exercisable for shares of Common Stock (other than the Stock offered pursuant to the Offering, and dispositions to any trust for the benefit of the transferor and/or the immediate family of the transferor, provided, that any transferee agrees in writing to be bound by the transfer restrictions described in this Lock-Up Letter Agreement), or (2) enter into any swap, hedge or other derivatives transaction or arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Private Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Private Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering (the “Lock-Up Period”).  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of the Lock-Up Period, then the Lock-Up Period shall continue to apply until the expiration of the 17-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

The undersigned understands that the Company, the Selling Shareholders and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By
Name:
Title:

Dated:

EXHIBIT B

FORM OF OPINION OF CRAVATH, SWAINE & MOORE LLP

(pursuant to Section 9(c) of the Agreement)

Capitalized terms are used as defined in the Agreement

(a)                                  Based solely on certificates from the Secretary of State of Delaware, the Company and each of Blount, Inc., BI, L.L.C., 4520 Corp., Inc. and Frederick Manufacturing Corporation (the “Delaware Subsidiaries”) is a corporation or limited liability company, as applicable, validly existing and in good standing under the laws of the State of Delaware, with full corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and conduct its businesses as described in the Prospectus.

(b)                                 Based solely on a certificate from the Secretary of State of Alabama, the Company is duly qualified as a foreign corporation to transact business in such jurisdictions and is in good standing in such jurisdictions.

(c)                                  The Company’s authorized equity capitalization is as set forth in the Prospectus. The Stock conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus. The Stock has been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable. Except as described in the Prospectus, holders of outstanding shares of Common Stock are not entitled to statutory or, to our knowledge, contractual preemptive rights in connection with the issuance of the Stock.  The shares of the Stock have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

(d)                                 The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(e)                                  No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware, Delaware governmental authority or regulatory body is required for the execution, delivery and performance of the Underwriting Agreement by the Company for the sale of the Stock or for the consummation of the transactions contemplated by the Underwriting Agreement, except (i) such as have been obtained or made under the Securities Act on or prior to the date hereof, (ii) such as may be required under the Blue Sky Laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters and (iii) such as to which the failure to be obtained or made would not, individually, or in the aggregate have a Material Adverse Effect.

(f)                                    None of the sale of the Stock by the Selling Shareholders, the execution, delivery and performance by the Company of the Underwriting Agreement, or compliance with the provisions of the Underwriting Agreement (i) will conflict with, result in a breach of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation or By-laws or the Certificate of Formation or Operating Agreement, as the case may be, of the Delaware Subsidiaries; (ii) subject to the qualifications set forth below, will conflict with, result in a breach of, or constitute a default under the terms of any agreement or instrument to which the Company or any of the Delaware Subsidiaries is a party, filed as an exhibit to the Registration Statement or any Form 8-K filed by the Company or any of the Delaware Subsidiaries since the effective date of the Registration Statement up to and including the date of this opinion; (iii) will result in the creation or imposition of any lien upon any property or assets of the Company or the Delaware Subsidiaries pursuant to the terms of any agreement or instrument referred to in clause (ii); or (iv) subject to the qualifications set forth below, will contravene any law, rule or regulation of the United States or the State of New York or the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware or, to our knowledge, any order or decree of any court or government agency or instrumentality, except in the case of clauses (ii), (iii) and (iv), such breaches, conflicts or defaults that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of the opinion expressed in this paragraph (other than clause (i)), however, we have assumed that all such agreements are governed by and would be interpreted in accordance with the laws of the State of New York.

(g)                                 The statements made in the Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute summaries of the terms of the Common Stock, and in the Prospectus Supplement under the caption “Certain U.S. Federal Tax Consequences for Non-U.S. Holders”, insofar as they purport to describe the material tax consequences of an investment in the Stock, fairly summarize the matters therein described.

(h)                                 The Registration Statement became effective under the Securities Act on December 6, 2004, and thereupon the offering of the Stock as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

(i)                                     The Company is not and, upon sale of the Stock by the Selling Shareholders sold in accordance with the Underwriting Agreement, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  Such counsel may also state that (i) it expresses no opinion with respect to the enforcement of any provision of any agreement providing for indemnification or contribution to the extent contrary to or inconsistent with public policy, and (ii) with respect to paragraphs (e) and (f) above, in determining whether any of the matters referred to would have a Material Adverse Effect, such counsel has relied on statements from officers and directors of the Company and its subsidiaries as to the anticipated consequences of those matters and such counsel has not independent attempted to verify such consequences.

Although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectus, the limitations inherent in the role of outside counsel are such that such counsel cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and the Prospectus, except insofar as such statements relate to such counsel and except to the extent set forth in paragraph (g).  Subject to the foregoing, such counsel confirms, on the basis of information gained in the course of the performance of the services rendered above, that the Registration Statement, at the time it became effective, and the Prospectus, as of the date hereof (in each case except for the financial statements and other information of an accounting or financial nature included therein as to which such counsel does not express any view), appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder.  Furthermore, subject to the foregoing, such counsel hereby advises you that its work in connection with this matter did not disclose any information that gave it reason to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, at the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of an accounting or financial nature included therein, as to which such counsel does not express any view).

EXHIBIT C

FORM OF OPINION OF RICHARD H. IRVING, III, GENERAL COUNSEL OF THE
COMPANY

(pursuant to Section 9(d) of the Agreement)

Capitalized terms are used as defined in the Agreement

(a)                                  Each of Omark Properties, Inc., Gear Products, Inc., Dixon Industries, Inc., Windsor Forestry Tools LLC and Fabtek Corporation (collectively, the “Non-Delaware Subsidiaries”) is a corporation or limited liability company, as the case may be, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be (which opinion is based solely on a certificate of the Secretary of State of such state), and has all requisite power and authority to own, lease and operate its properties as described in the Prospectus.  Each of the Non-Delaware Subsidiaries is duly registered and qualified to conduct its business and is in good standing (which opinion is based solely on a certificate of the Secretary of State of such state), in each jurisdiction or place where, based on a certificate of an officer of the Company, the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify or to be in good standing would not have a Material Adverse Effect.

(b)                                 All of the issued shares of capital stock or membership interests, as the case may be, of the Non-Delaware Subsidiaries have been duly and validly authorized and issued and are fully paid, non-assessable and (except for the directors’ qualifying shares) are free and clear of all liens, encumbrances, equities or claims, except as contemplated by the Amended and Restated Credit Agreement and, based solely on my examination of each of the stock ledgers and minute books or other records of such entities, all such shares or membership interests are held of record by the Company and/or a subsidiary thereof.

(c)                                  None of the sale of the Stock by the Selling Shareholders, the consummation of the transactions contemplated hereby or the performance of the Underwriting Agreement by the Company, (A) will conflict with, result in a breach of, or constitute a default under, the Certificate of Incorporation and By-laws or Certificate of Formation and Operating Agreement, as the case may be, of the Non-Delaware Subsidiaries, (B) subject to the qualifications set forth below, will conflict with, result in a breach of, or constitute a default under the terms of any agreement or instrument to which any Non-Delaware Subsidiary is a party and which was filed as an exhibit to the Registration Statement or any Form 8-K filed by the Company since the effective date of the Registration Statement up to and including the date of this opinion, or (C) will, subject to the qualifications set forth below, contravene any law, rule or regulation of the United States or the State of Illinois or the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware, or, to my knowledge, any order or decree of any court or government agency or instrumentality or will result in the creation or imposition of any lien upon any property or assets of the Non-Delaware Subsidiaries pursuant to the terms of any agreement or instrument referred to in clause (B), except in the case of clauses (B) and (C), such breaches, conflicts or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

(d)                                 To my knowledge, the Company and each of its subsidiaries (the “Subsidiaries”) have good and marketable title to all property (real and personal) described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are contemplated by the Amended and Restated Credit Agreement or, to the extent that any such liens, claims, security interests or other encumbrances would not have a Material Adverse Effect (individually or in the aggregate) and all the material property described in the Prospectus as being held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases, with only such exceptions as would not have a Material Adverse Effect (individually or in the aggregate).

(e)                                  Except as otherwise disclosed in the Prospectus, there are no legal or governmental proceedings pending or, to my knowledge, threatened against the Company or any Subsidiary or to which any of the Company or the Subsidiary is a party or of which any property or assets of any of the Company or the Subsidiaries is the subject, which have a reasonable likelihood of causing a Material Adverse Effect.

(f)                                    To my knowledge and except as otherwise disclosed in the Prospectus, there are no contracts, agreements or understandings between any of the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such person’s securities within the coverage of the Registration Statement or any other registration statement filed by the Company under the Securities Act.

(g)                                 To my knowledge, there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

In rendering his opinion, he may state that such opinion is limited to matters governed by the Federal Laws of the United Sates of America, the laws of the State of Illinois, the General Corporation Law of the sate of Delaware and the Delaware Limited Liability Company Act.  He may also assume that any agreements, instruments or documents referred to in his opinion that are governed by laws other than the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware or the laws of the State of Illinois, are governed by or would be interpreted in accordance with the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware or the laws of the State of Illinois.

EXHIBIT D

FORM OF OPINION OF CRAVATH, SWAINE & MOORE LLP

(pursuant to Section 9(e) of the Agreement)

Capitalized terms are used as defined in the Agreement

(a)                                  The execution, delivery and performance of the Underwriting Agreement by each of Lehman Brothers Merchant Banking Partners II L.P. and the Lehman selling shareholders listed on Schedule 3 of the Underwriting Agreement (collectively, “LBMBP”, and each an “LBMBP Entity”) and the consummation by each LBMBP Entity of the transactions contemplated thereby will not contravene any law, rule or regulation of the United States or the State of New York or the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware, or, to our knowledge, any order or decree by any court or government agency or instrumentality, except for such contraventions that would not, individually or in the aggregate, have a Selling Shareholder Material Adverse Effect; and no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware, Delaware governmental authority or regulatory body is required for the execution, delivery and performance of the Underwriting Agreement by Lehman Brothers Merchant Banking Partners II L.P. for the sale of the Stock or for the consummation of the transactions contemplated by the Underwriting Agreement, except (i) such as have been obtained or made under the Securities Act on or prior to the date hereof, (ii) such as may be required under the Blue Sky Laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters and (iii) such as to which the failure to be obtained or made would not, individually, or in the aggregate have a Selling Shareholder Material Adverse Effect;

(b)                                 Upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to the Stock and no action based on an adverse claim may be asserted against the Underwriters.  In connection with our opinion set forth in this paragraph, we have assumed that (i) The Depository Trust Company (“DTC”) is a “securities intermediary” as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC, (ii) the shares of Stock are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing the shares of Stock, (iii) in connection with the closing of the offering of the Stock DTC indicates by book entries on its books that security entitlements with respect to the Stock have been credited to the Underwriters’ securities accounts and (iv) the Underwriters are purchasing the Stock without notice of any adverse claim (within the meaning of the New York UCC).

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.

EXHIBIT E

FORM OF OPINION OF ELLIOT STULTZ SENIOR COUNSEL OF TEACHERS
INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

(pursuant to Section 9(f) of the Agreement)

Capitalized terms are used as defined in the Agreement

(a)                                  The execution, delivery and performance of the Underwriting Agreement by Teachers Insurance and Annuity Association of America (“TIAA”) and the consummation by TIAA of the transactions contemplated thereby will not contravene any law, rule or regulation of the United States or the State of New York, or, to my knowledge, any order or decree by any court or government agency or instrumentality, except for such contraventions that would not, individually or in the aggregate, have a Selling Shareholder Material Adverse Effect; and no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York State governmental authority or regulatory body is required for the execution, delivery and performance of the Underwriting Agreement by TIAA for the sale of the Stock or for the consummation of the transactions contemplated by the Underwriting Agreement, except (i) such as have been obtained or made under the Securities Act on or prior to the date hereof, (ii) such as may be required under the Blue Sky Laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters and (iii) such as to which the failure to be obtained or made would not, individually, or in the aggregate have a Selling Shareholder Material Adverse Effect;

(b)                                 Upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to the Stock and no action based on an adverse claim may be asserted against the Underwriters.  In connection with my opinion set forth in this paragraph, I have assumed that (i) The Depository Trust Company (“DTC”) is a “securities intermediary” as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC, (ii) the shares of Stock are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing the shares of Stock, (iii) in connection with the closing of the offering of the Stock DTC indicates by book entries on its books that security entitlements with respect to the Stock have been credited to the Underwriters’ securities accounts and (iv) the Underwriters are purchasing the Stock without notice of any adverse claim (within the meaning of the New York UCC).

In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of New York.